United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9

Melbourne, FL  32934

 (Address of Principal Executive Offices)

(321) 610-7959

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen markets and industries;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our limited manufacturing capabilities;

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our ability to meet customer demands;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2015, we entered into a Lease Agreement (the “Lease”) with Tower Palm Bay, LLC, a Delaware limited liability company (“TPB”), whereby we leased approximately 68,718 square feet of space located at 3520 Dixie Highway, Palm Bay, Florida, that will house our new principal executive offices and our small format battery manufacturing facilities.  The Lease has a term of 15 years and four months, commencing on August 1, 2015; an annual “Base Rent” of approximately $549,744 during the first year (with no monthly payments being due during the second, fourth, sixth and eighth month), and increasing incrementally, year to year, to approximately $856,483.24 during the last year of the Lease term; a security deposit of $91,624; provisions regarding the use of “Adjacent Land” for testing of products and a right of first refusal to purchase, lease or option such Adjacent Land; a 10 year option renewal of the Lease at “fair market value”; additional rent for the proportionate share of the expense for the operation, maintenance and repair of the common areas, the “Building,” the Adjacent Land and the “Property” (as such terms are defined in the Lease), along with customary provisions that would be contained in similar leases.  The Lease is essentially a “Triple Net Lease,” meaning that the parties agree that this Lease is intended to be, and shall be construed as, an absolutely net lease, whereby under all circumstances and conditions

(whether now or hereafter existing or within the contemplation of the parties), Base Rent shall be a complete net return to TRB the Lease term, and we shall pay, and shall indemnify, defend and hold harmless TRB from and against any and all claims, losses, damages, expenses, costs, liabilities, obligations and charges whatsoever.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	August 6, 2015	By:	/s/ Mark L. Meriwether
Mark L. Meriwether
Vice President, Secretary and a Director